UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2025

FIRSTENERGY CORP
Exact name of Registrant as specified in its charter

Ohio	333-21011			34-1843785
State or other jurisdiction of incorporation	Commission File Number			I.R.S. Employer Identification No.

341 White Pond Drive
	Akron	OH	44320
Address of Principal Executive Offices and Zip Code

	(800)	736-3402
Registrant’s telephone number, including area code:

Not Applicable
Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	FE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Completion of $2.5 Billion Convertible Note Offering

On June 12, 2025, FirstEnergy Corp. (the “Company”) completed its offering of $1.35 billion aggregate principal amount of its 3.625% Convertible Senior Notes due 2029 (the “2029 Notes”) and $1.15 billion aggregate principal amount of its 3.875% Convertible Senior Notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”), which included $200 million aggregate principal amount of the 2029 Notes and $150 million aggregate principal amount of the 2031 Notes purchased pursuant to the full exercise of the option granted to the initial purchasers pursuant to the Purchase Agreement (the “Purchase Agreement”), dated June 9, 2025, among the Company and the initial purchasers party thereto.

The Company expects that the net proceeds from the Notes will be approximately $2.47 billion, after deducting the initial purchasers’ discounts and commissions and offering expenses payable by the Company. The Company intends to use approximately $1.2 billion in net proceeds from the offering of the Notes for the repurchase of a portion of the $1.5 billion aggregate principal amount outstanding of its 4.00% convertible senior notes due 2026 (the “2026 Notes”), effected through one of the initial purchasers of the Notes or its affiliate, as further described under Item 8.01 of this Current Report on Form 8-K below. The Company intends to use the remaining net proceeds for (i) the repayment, redemption or refinancing of existing indebtedness, (ii) general corporate purposes, or (iii) any combination of the foregoing.

Entry into Indentures

In connection with the issuance of the Notes, the Company entered into certain Indentures, each dated June 12, 2025 (the “Indentures”), with The Bank of New York Mellon Trust Company, N.A., as trustee.

Pursuant to the Indentures, the Notes will be unsecured and unsubordinated obligations of the Company. The 2029 Notes and 2031 Notes will bear interest at a rate of 3.625% per year and 3.875% per year, respectively, in each case payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2026. The 2029 Notes and 2031 Notes will mature on January 15, 2029 and January 15, 2031, respectively, unless earlier converted or repurchased.

Holders may convert their 2029 Notes at their option at any time prior to the close of business on the business day immediately preceding October 15, 2028 and holders may convert their 2031 Notes at their option at any time prior to the close of business on the business day immediately preceding October 15, 2030, in each case, only under certain conditions.

On or after October 15, 2028, in the case of the 2029 Notes, and on or after October 15, 2030, in the case of the 2031 Notes, until the close of business on the second scheduled trading day immediately preceding the maturity date of the relevant series of Notes, holders may convert all or any portion of their Notes of such series at any time, regardless of the foregoing conditions. The Company will settle conversions of the Notes by paying cash up to the aggregate principal amount of the Notes to be converted and paying or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted, subject to the applicable terms of the Indentures.

The conversion rate for the Notes will initially be 20.9275 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $47.78 per share of common stock). The initial conversion price of the Notes represents a premium of approximately 20% over the last reported sale price of the Company’s common stock on the New York Stock Exchange on June 9, 2025. The conversion rate and the corresponding conversion price will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date with respect to a series of Notes (and, in the case of the 2031 Notes, if the Company delivers a notice of redemption with respect to the 2031 Notes), the Company will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes of such series in connection with such corporate event or redemption, as applicable.

The Company may not redeem the 2029 Notes prior to the maturity date of the 2029 Notes. On or after January 15, 2029 and prior to the 40th trading day immediately before the maturity date of the 2031 Notes, the Company may redeem for cash all or any portion of the 2031 Notes, subject to certain partial redemption limitations and only under certain conditions.

If the Company undergoes a fundamental change (as defined in the Indentures), subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (as defined in the Indentures).

The description of the Indentures contained herein is qualified in its entirety by reference to the text of the Indentures filed as Exhibit 4.1 and 4.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”), and for initial resale by the initial purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions based in part on representations made by the initial purchasers in the Purchase Agreement. Neither the Notes nor the shares of the Company’s common stock issuable upon conversion of the Notes, if any, have been registered under the Securities Act and these securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01 Other Events.

Contemporaneously with the pricing of the Notes, on June 9, 2025, one of the initial purchasers entered into separate and privately negotiated transactions with a limited number of holders of the 2026 Notes to effect the Company’s repurchase of approximately $1.2 billion aggregate principal amount of the 2026 Notes, using a portion of the proceeds from the offering of the Notes described above under Item 1.01 of this Current Report on Form 8-K. The terms of each transaction were individually negotiated with each holder of the 2026 Notes and depended on several factors, including the market price of the Company’s common stock and the trading price of the applicable 2026 Notes at the time of each such transaction. In addition, the Company may in the future effect additional repurchases of remaining outstanding 2026 Notes following the completion of the offering of the Notes. No assurance can be given as to how much, if any, of the 2026 Notes will be repurchased following the completion of the offering of the Notes or the terms on which they will be repurchased.

The Company expects that holders of the 2026 Notes that sell their 2026 Notes may enter into or unwind various derivatives with respect to the Company’s common stock and/or purchase or sell shares of the Company’s common stock in the market to hedge their exposure in connection with these transactions. In particular, the Company expects that many holders of the 2026 Notes employ a convertible arbitrage strategy with respect to the 2026 Notes and have a short position with respect to the Company’s common stock that they would close, through purchases of the Company’s common stock and/or the entry into or unwind of economically equivalent derivatives transactions with respect to the Company’s common stock, in connection with any repurchase of the 2026 Notes for cash. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the 2026 Notes at that time and could result in a higher effective conversion price for the Notes.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Indenture Relating to 3.625% Convertible Senior Notes due 2029, dated as of June 12, 2025, between FirstEnergy Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	Indenture Relating to 3.875% Convertible Senior Notes due 2031, dated as of June 12, 2025, between FirstEnergy Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.3	Form of 3.625% Convertible Senior Notes due 2029 (included in Exhibit 4.1).
4.4	Form of 3.875% Convertible Senior Notes due 2031 (included in Exhibit 4.2).
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

Forward-Looking Statements: This Current Report on Form 8-K includes forward-looking statements based on information currently available to management and unless the context requires otherwise, references to “we,” “us,” “our” and “FirstEnergy” refers to FirstEnergy Corp. and its subsidiaries. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. These statements include declarations regarding management’s intents, beliefs and current expectations, including statements regarding FirstEnergy Corp.’s current expectations and beliefs as to the use of the proceeds of the Notes offering. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve or rely on a number of known and unknown risks, uncertainties and other factors that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. FirstEnergy Corp. cautions you that actual results may differ materially from those expressed, implied or forecast by the forward-looking statements. Risks that may cause these forward-looking statements to be inaccurate or incorrect include, among others, prevailing market conditions; the anticipated use of net proceeds of the Notes offering which could change as a result of market conditions or for other reasons; and the risks and other factors discussed from time to time in our Securities and Exchange Commission filings, including, but not limited to, the most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 12, 2025

FIRSTENERGY CORP.
Registrant

By:	/s/ Jason J. Lisowski
Jason J. Lisowski Vice President, Controller and Chief Accounting Officer